Exhibit 99.1

PRESS RELEASE

December 15, 2009

CONTACT:	ECB Bancorp, Inc. Gary M. Adams, Chief Financial Officer (252) 925-5525 (252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA—ECB Bancorp, Inc. (Nasdaq: ECBE), the parent holding company of The East Carolina Bank (the “Bank”), announced that on December 15, 2009, the Corporation’s Board of Directors declared a quarterly cash dividend of $0.1825 per share, payable January 11, 2010 to shareholders of record on December 28, 2009.

On an annualized basis, the Corporation’s 2009 dividend of $0.73 per share remains the same as the 2008 dividend.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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